EXHIBIT 10.15

WAIVER AGREEMENT

This Waiver Agreement, dated as of July 26, 2021 (this “Agreement”), is entered into by and among Iconic Brands, Inc., a Nevada corporation (“Borrower”) and certain accredited investors signatory hereto (the “Lenders”).

RECITALS

WHEREAS, on August 7, 2020, Borrower issued an aggregate of Two Million One Hundred Thousand Dollars ($2,100,000) face amount of Five Percent (5%) Original Issue Discount Promissory Notes to Anson Investments Master Fund LP, Joseph Reda, and Gregory Castaldo for an aggregate purchase price of Two Million Dollars ($2,000,000) (collectively, the “First Promissory Note”), which was deposited in an attorney escrow account and, on September 23, 2020, the attorney escrow account returned the Two Million Dollars ($2,000,000) cash to the Lenders in partial satisfaction of the First Promissory Note, and One Hundred Thousand Dollars ($100,000) on the First Promissory Note remained outstanding;

WHEREAS, on April 16, 2021, Borrower issued an Original Issue Discount Promissory Note to The Special Equities Opportunity Fund, LLC, for the principal sum of Three Hundred Thirty Thousand Dollars ($330,000) (the “Second Promissory Note”);

WHEREAS, on June 7, 2021, Borrower issued an Original Issue Discount Promissory Note to The Special Equities Opportunity Fund, LLC, for the principal sum of One Hundred and Three Thousand Three Hundred and Thirty-Three Dollars and Thirty-Three Cents ($103,333.33) (the “Third Promissory Note”);

WHEREAS, on June 7, 2021, Borrower issued an Original Issue Discount Promissory Note to Gregory Castaldo, for the principal sum of One Hundred and Forty-Three Thousand Three Hundred and Seventy-Five Dollars ($143,375) (the “Fourth Promissory Note” together with the First Promissory Note, Second Promissory Note and Third Promissory Note, collectively, the “Promissory Notes”);

WHEREAS, the Borrower desires a waiver from the Lenders, such that the Promissory Notes shall be terminated, all of the terms and provisions contained therein shall be null and void and of no effect whatsoever, and the Borrower shall have no further obligations thereunder;

WHEREAS, pursuant to Section 8 of the First Promissory Note and Section 5 of each of the Second Promissory Note, Third Promissory Note and Fourth Promissory Note, any modification, amendment or waiver of any term or provision of the Promissory Notes must be by written agreement or consent signed by the party to be bound thereby;

WHEREAS, the Lenders desire to terminate the Promissory Notes, waive all of the terms and provisions contained therein, and forgive and cancel any and all obligations of the Borrower provided thereunder; and

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NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Waiver. Pursuant to Section 8 of the First Promissory Note and Section 5 of each of the Second Promissory Note, Third Promissory Note and Fourth Promissory Note, the Lenders hereby agree to terminate the Promissory Notes, waive all of the terms and provisions contained therein, and forgive and cancel any and all obligations of the Borrower provided thereunder.

2. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

3. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdictions other than the State of New York. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

4. Counterparts. This Agreement may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

 [Signature page follows]

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IN WITNESS WHEREOF, the Borrower and the Lenders have executed this Agreement as of the date first written above.

BORROWER:

ICONIC BRANDS, INC.

By:	/s/ Richard DeCicco
Name:	Richard DeCicco
Title:	Chief Executive Officer

[Borrower Signature Page to Waiver Agreement]

LENDERS:

By:
The Special Equities Opportunity Fund, LLC
Name:
Title:

By:
Anson Investments Master Fund LP
Name:
Title:

By:	/s/ Joseph Reda
Joseph Reda

By:	/s/ Gregory Castaldo
Gregory Castaldo

[Lenders Signature Page to Waiver Agreement]